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                                                                 EXHIBIT 10.17

                                                                           LEASE

     THIS LEASE AGREEMENT (this "LEASE") is entered into as of December ___, 1994, between C.W #5, LTD., a Texas limited partnership ("LANDLORD"), and CLARK/BARDES, INC., a _____________ corporation ("TENANT").

DEFINITIONS AND BASIC PROVISIONS

     1. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

     2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM

     3. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises are ready for occupancy by Tenant, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date),
(c) Landlord shall not be in default hereunder or (except as provided in Exhibit
D) be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) to the extent true, that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter and latent defects).

RENT

     4. (a) PAYMENT. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Exhibit C, without deduction or set off (except as specifically set forth herein), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable on the Commencement Date; thereafter, monthly installments of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

          (b) CONSUMER PRICE INDEX INCREASES TO BASIC RENTAL [Intentionally Deleted.]

          (c) ELECTRICAL COSTS. Tenant shall pay to Landlord an amount equal to the product of (1) the cost of all electricity used by the Building ("ELECTRICAL COSTS"), multiplied by (2) Tenant's Proportionate Share. Such amount shall be payable monthly based on Landlord's estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter. Landlord may, from time to time and in good faith, re-estimate the Electrical Costs to be due by Tenant during any calendar year and deliver a copy of the re-estimate to Tenant, in which case, Tenant shall pay its share of Electrical Costs based on such re-estimate.

          (d) ANNUAL COST STATEMENT. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "ANNUAL COST STATEMENT") for the previous year adjusted as provided in Section 4.(e). If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant's Proportionate Share of Electrical Costs in the year for which such statement was prepared, then Landlord shall reimburse or credit Tenant for such excess within 30 days after delivery of the Annual Cost Statement in question; likewise, if Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement in question.

          (e) ADJUSTMENTS TO ELECTRICAL COSTS. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.



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DELINQUENT PAYMENT; HANDLING CHARGES

     5. If Tenant fails to pay Rent when due and such failure continues for a period of ten days after Landlord delivers to Tenant written notice thereof, then Landlord may charge Tenant, and Tenant shall pay, a fee equal to 5% of the delinquent payment; however, if (a) Tenant fails to pay Rent when due and (b)(1) Tenant was delinquent in paying Rent the previous month or (2) Tenant was delinquent in paying Rent twice during the previous 12-month period, then Landlord may charge the 5% fee immediately without delivering to Tenant notice of the delinquency in question. This late charge is to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT

     6.   [Intentionally Deleted.]

LANDLORD'S OBLIGATIONS

     7. (a) SERVICES. Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgement be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; and (6) electricity at all times at the electrical panels on each floor on which the Premises are located of not less than 5.0 watts of demand power per usable square foot for lighting and convenience electricity ("BUILDING STANDARD CAPACITY") up to 1.0833 kilowatt hours, per usable square foot, per month ("BUILDING STANDARD ELECTRICAL CONSUMPTION"). Landlord shall maintain the common areas of the Building in reasonably good order and condition. Currently, it is Landlord's policy to provide the services set forth in clause (2) of this Section 7.(a) at all times at no extra charge to tenants of the Building (other than as an electricity or operating expense pass-through charge). Nevertheless, Landlord may change such policy if it deems such change advisable or if required to do so by the supplier of any such service or because of government regulations. If Landlord changes such policy, Landlord shall (subject to the provisions of Section 7.(c)) provide such service during normal business hours. If Tenant desires any of the services specified in this Section 7.(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the verbal request of Tenant delivered to Landlord before noon on the business day such extra usage is desired, and Tenant shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord shall provide the services described in this Section 7.(a) and shall maintain the common areas and the mechanical systems of the Building at a level that is substantially similar to the level of service and maintenance that is typical in similar buildings in the area known as the Central Business District of Dallas, Texas (the "CBD"). "NORMAL BUSINESS HOURS" means 7:00 a.m. to 6:00 p.m. on business days and 8:00 a.m. to 1:00 p.m. on Saturdays (other than holidays); "BUSINESS DAYS" means Monday through Friday (except for holidays); and "HOLIDAYS" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

          (b) EXCESS UTILITY USE. Landlord shall use reasonable efforts to furnish electrical current for equipment that requires more than Building Standard Capacity through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine whether Tenant's electricity consumption exceeds Building Standard Capacity or Building Standard Electrical Consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall pay to Landlord the cost of electricity consumption in excess of Building Standard Electrical Consumption within ten days after Landlord delivers to Tenant an invoice therefor. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of Building Standard Capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgement, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the

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Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

          (c)  DISCONTINUANCE. Landlord's obligation to furnish services under
Section 7.(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

          (d) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than seven consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy thereof, be entitled to a reasonable abatement of Rent for each consecutive day (after such seven-day period) that Tenant is so prevented from making reasonable use of the Premises.

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE

     8. (a) IMPROVEMENTS; ALTERATIONS. The initial tenant improvements to the Premises shall be installed in accordance with Exhibit D. Except as provided in the next sentence, after the initial tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect the Building's structure, the Building's HVAC, plumbing, mechanical, electrical, or other utility transmission systems, or affect the exterior appearance of the Building or the appearance of the Building's common areas or elevator lobbies. Tenant may make alterations or physical additions to the Premises without Landlord's prior written consent, provided that (1) Tenant delivers to Landlord or the Building manager, at least ten days before beginning such work, written notice thereof and plans and specifications therefor, (2) such alterations do not (A) adversely affect the Building's structure or HVAC, mechanical systems, electrical, plumbing, or other utility transmission facility (other than the installation or removal of standard electrical plugs), (B) affect the exterior appearance of the Building or (C) affect the appearance of the Building's common areas or elevator lobbies and (3) the cost of such work, when added to the cost of all other alterations or additions made to the Premises during the previous 12-month period, will not exceed $30,000. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any Building common areas or elevator lobbies. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term, shall remain on the Premises without compensation to Tenant, and (except as provided in Exhibit D) shall be at Tenant's expense. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. As between Landlord and Tenant, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990 and Article 9102 of the Texas Revised Civil Statutes, and all rules, regulations, and guidelines promulgated under each such act, as they may be amended from time to time (collectively, the "ADA"), in the Premises, and Landlord shall bear the risk of complying with the ADA in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use (which risk and responsibility shall by borne by Tenant). For purposes of the previous sentence, the elevator lobbies and the bathrooms in the Premises shall be considered common areas.

          (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Subject to Section 11.(b), Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord shall repair any damage to the Premises caused by Landlord or its contractors promptly after Tenant has delivered to Landlord written notice thereof.

          (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to secure and maintain insurance coverage against such risks, in such amounts, and with such companies as



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Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the Building's HVAC, electrical, plumbing, or other utility transmission system must be approved by the Building's engineer of record.

          (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or for Tenant (other than those arising in connection with the installation of the initial tenant improvements under Exhibit D). If such a lien is filed, then Tenant shall, within 30 days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

USE

     9. Tenant shall use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.

ASSIGNMENT AND SUBLETTING

     10. (a) TRANSFERS; CONSENT. Tenant shall not, without the prior written consent of Landlord (which, subject to the next sentence, Landlord may grant or deny in its sole discretion), (1) use the picture or the name of the Building (except in fliers distributed to the real estate brokerage community) or use the name Trammell Crow or the logo for the Building or Trammell Crow Company in any advertising regarding the Premises or the subletting or assignment thereof,
(2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization (other than a Permitted Transfer [defined below]), (4) permit the transfer of an ownership interest in Tenant if Tenant has conveyed substantially all of its assets to another corporation without transferring this Lease to such corporation, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises other than to independent contractors contracted by Tenant in its ordinary course of business to provide services to Tenant that are incidental to Tenant's business operations in the Premises (including, but not limited to, a sales office of Tenant), or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.(a)(2) through 10.(a)(7) being a "TRANSFER"). Landlord shall not unreasonably withhold or delay its consent to any Transfer to a party which (A) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Building, (B) will not use the Premises in a manner that would conflict with any exclusive use agreement or any other similar agreement entered into by Landlord with any other tenant of the Building, and
(C) will not compete with the business of another Building tenant that is leasing more than 30,000 rentable square feet in the Building (however, if in Landlord's reasonable judgment, the proposed transferee's presence in the Building will not adversely affect Landlord's ability to renew or extend such competing tenant's lease or to lease expansion space in the Building to the competing tenant, than Landlord shall not unreasonably withhold or delay its consent to such Transfer). Without limiting the foregoing, Landlord may (in its sole discretion) withhold its consent to any assignment or subletting of the Premises to any party which is a (i) governmental entity (or subdivision or agency thereof), (ii) would use the Premises in whole or in part for other than the Permitted Use, or (iii) which is (A) a prospective tenant that is in active lease negotiations with Landlord and to which Landlord has submitted a draft of a lease for space in the Building before Tenant or its agents contact such party. Additionally, Landlord may (in its sole discretion) withhold its consent to any Transfer to an occupant of the Building, if the Transfer in question would cause the aggregate number of rentable square feet transferred by Tenant to occupants of the Building to exceed 10,000 rentable square feet. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall notify Tenant whether it consents to a Transfer within ten days after Landlord receives the information described in the previous sentence. If Landlord fails to notify Tenant that it disapproves of a Transfer within such 10-day period, then Landlord shall be deemed to have approved the Transfer in question. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in


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connection with considering any request for its consent to a Transfer. If
Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing the obligations of "Tenant" under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice for Landlord to do so.

          (b) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment which would cause the aggregate number of rentable square feet transferred by Tenant to exceed 10,000 rentable square feet, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (c) ADDITIONAL COMPENSATION. If no Event of Default exists, all compensation received by Tenant for a Transfer in respect of the interval in question that exceeds the Basic Rental and Tenant's share of Electrical Costs and Excess allocable to the portion of the Premises covered thereby for the same interval shall be payable as follows:

          (1) first, to Tenant until Tenant has received an amount equal to all actual, third-party, out-of-pocket costs incurred by Tenant in connection with such Transfer (including, without limitation, brokerage commissions, attorneys' fees and expenses, tenant-finish-work, and other tenant inducements); and

          (2)  thereafter, 50% to Landlord and 50% to Tenant.

If an Event of Default exists, all such excess compensation shall be payable to Landlord. Tenant shall hold all amounts it receives which are payable to Landlord in trust and shall deliver all such amounts to Landlord within ten days after Tenant's receipt thereof.

          (d) PERMITTED TRANSFERS. Notwithstanding the foregoing, Tenant may Transfer all or part (a "PERMITTED TRANSFER") of its interest in this Lease or all or part of the Premises to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

               (1) any person or entity who or which controls, is controlled by, or is under common control with Tenant (an "AFFILIATE");

               (2) any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as (A) Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and (B) the net worth of the surviving or created corporation is not less than the net worth of Tenant as of the date hereof; or

               (3) any corporation acquiring all or substantially all of Tenant's assets if such corporation's net worth after such acquisition is not less than the net worth of Tenant as of the date hereof.

     Tenant shall promptly notify Landlord of any such Permitted Transfer.

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

     11. (a) INSURANCE. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of not less than a combined single limit of $2,000,000 (the "INITIAL LIABILITY INSURANCE AMOUNT") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord. Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2)contractual liability insurance



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coverage sufficient to cover Tenant's indemnity obligations hereunder, (3)
insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises, and (4) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          (b) WAIVER OF NEGLIGENCE CLAIMS; NO SUBROGATION. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter beyond the reasonable control of Landlord. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS; HOWEVER, LANDLORD'S WAIVER SHALL NOT INCLUDE ANY DEDUCTIBLE AMOUNTS ON INSURANCE POLICIES CARRIED BY LANDLORD. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          (c) INDEMNITY. Subject to Section 11.(b), Tenant shall defend, indemnify, and hold harmless Landlord and Landlord's agents and their respective shareholders, directors, officers, employees, and partners from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises (other than a Loss arising from the sole or gross negligence of Landlord or its agents). Subject to Section 11.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its shareholders, directors, officers, employees, and partners from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses for any Loss arising from any occurrence in the common areas of the Building, unless caused by the sole or gross negligence of Tenant, its subtenants, its assignees, or any of their respective employees, contractors, agents, or invitees. THE INDEMNIFICATION OBLIGATIONS PROVIDED IN THE TWO PRECEDING SENTENCES ARE INTENDED TO APPLY REGARDLESS OF THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OF THE INDEMNIFIED PARTIES THEREUNDER. This indemnification provision of this Section 11.(c) shall survive termination or expiration of this Lease.

          (d) LANDLORD'S INSURANCE. Landlord shall maintain such insurance as Landlord may deem appropriate for the Building, which must include, without limitation, fire and extended coverage or similar coverage for the full replacement cost of the Building and commercial general liability insurance in amounts not less than a combined single limit of $5,000,000, in all cases subject to such deductibles as Landlord may determine.

SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE

     12. (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), or any ground lease, master lease, or primary lease (a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGEE"). The subordination of Tenant's rights hereunder to any future Landlord's Mortgage under this Section 12.(a) shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a commercially reasonable non-disturbance and attornment agreement. Landlord shall use best efforts to obtain a non-disturbance and attornment agreement from the current Landlord's Mortgagee within 60 days after the date hereof.

          (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c) NOTICE TO LANDLORD'S MORTGAGEES. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

RULES AND REGULATIONS

     13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION

     14. (a) TAKING -- LANDLORD'S AND TENANT'S RIGHTS. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (b) TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14.(a).

          (c) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

FIRE OR OTHER CASUALTY

     15. (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 30 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair damage caused by such Casualty.

          (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 120 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

          (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical and elects to terminate all other leases for premises affected by such Casualty, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

          (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If such damage is not substantially repaired within 30 days after the later of the estimated restoration completion date specified in the Damage Notice or 120 days after the Casualty, then Tenant may terminate this Lease by delivering to Landlord, before the repairs are substantially completed, written notice of its election to terminate this Lease; however, if Landlord is diligently pursuing the completion of such repairs at the end of the 30-day period, then such 30-day period shall be extended by an additional 60 days.

TAXES

     16. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF DEFAULT

     17.  Each of the following occurrences shall constitute an "EVENT OF
DEFAULT":

          (a) Tenant's failure to pay Rent (or rent under any other lease executed by Tenant for space in the Building), when due and such failure continues for more than ten days after written notice from Landlord to Tenant thereof; however, Tenant's failure to pay Rent when due shall be an immediate Event of Default without notice thereof, if Landlord has delivered to Tenant at least two notices of default under this Section 17.(a) during the preceding 12-month period;

          (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) and such failure continues for more than 30 days after written notice thereof from Landlord; however, if (1) such failure cannot be cured by the payment of money and it cannot be cured within such 30-day period and (2) Tenant commences to cure such failure within such 30-period and thereafter diligently and continuously prosecutes the cure thereof to completion, then such failure shall not be an Event of Default;

          (c) the filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17.(c), any guarantor of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such petition is filed against Tenant, such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 60 days after the filing thereof; and

          (d) the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDIES

     18. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

          (a) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), other than costs incurred in altering, remodeling, or otherwise putting the Premises into a condition acceptable to a new tenant, and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

          (b) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this
Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY

     19. (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in

TENANT; NON-WAIVER

(1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant,
(4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

          (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by either party of any violation or breach of any of the terms contained herein shall waive such party regarding any future violation of such term or violation of any other term.

LANDLORD'S LIEN

     20. Landlord hereby waives its statutory lien against the property of Tenant in the Premises.

SURRENDER OF PREMISES

     21. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal; however, Tenant shall not be required to remove the initial improvements installed in accordance with Exhibit D or any other addition, alteration, or improvement if Landlord specifically agreed in writing that such item would not have to be removed at the end of the Term. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER

     22. If Tenant fails to vacate the Premises at the end of the term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 125% of the daily Basic Rental payable during the last month of the term, or (b) the prevailing rental rate in the Building for similar space.

CERTAIN RIGHTS RESERVED BY LANDLORD

     23. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights.

          (a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

          (c)  to change the name by which the Building is designated; and

          (d) to enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 13 months of the Term, tenants.

SUBSTITUTION SPACE

     24.  [Intentionally Deleted.]

MISCELLANEOUS

     25. (a) LANDLORD TRANSFER. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease and the assignee assumes Landlord's obligations hereunder, then Landlord shall thereby be released from any further obligations hereunder.

          (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

          (c) FORCE MAJEURE. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d) BROKERAGE. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Fults Associates and Trammell Crow Dallas/Fort Worth, Inc., whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

          (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

          (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

          (j) JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from it guaranty for any reason whatsoever.

          (k) CAPTIONS. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

          (l) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (m) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (n) EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

          Exhibit A -    Outline of Premises
          Exhibit B -    Building Rules and Regulations
          Exhibit C -    Operating Expenses Escalator
          Exhibit D -    Tenant Finish-Work: Allowance
          Exhibit E -    Parking
          Exhibit F -    Expansion Option
          Exhibit G -    Tenant's Preferential Right to Lease
          Exhibit H -    Extension Option
          Exhibit I -    Fair Market Rental Rate

          (o) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

SPECIAL PROVISIONS

     26.  (a)  SATELLITE DISH. Provided that Tenant complies with terms of this
Section 26, Tenant may, at its risk and expense, install a satellite dish and related wiring (collectively, the "SATELLITE DISH") on the roof of the Building at a location approved by Landlord. Before installing the Satellite Dish, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord's sole discretion) plans and specifications which (1) specify in detail the design, location, size, and frequency of the Satellite Dish and (2) are sufficiently detailed to allow for the installation of the Satellite Dish in a good and workmanlike manner and in accordance with all laws. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Dish in accordance with all laws, rules and regulations and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install the Satellite Dish. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Satellite Dish while it is on the Building and operate and maintain the Satellite Dish in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building's roof or in the Building. Landlord may require that Tenant screen the Satellite Dish with a parapet wall or other screening device in each case acceptable to Landlord. Tenant shall maintain the Satellite Dish and the screening therefor in good condition and repair. Tenant shall, at its risk and expense, remove the Satellite Dish, within five days after the occurrence of any of the following events: (A) the termination of Tenant's right to possess the Premises; (B) the termination of the Lease; (C) the expiration of the Term; or (D) Tenant's vacating the Premises. If Tenant fails to do so, Landlord may remove the Satellite Dish or store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord's request thereof. Tenant shall repair any damage to the Building caused by or relating to the Satellite Dish or the screening device, including that which is caused by its installation, maintenance, use, or removal and shall indemnify Landlord against all liabilities, losses, damages, and costs (a "LOSS") arising from the installation, maintenance, use, or removal of the Satellite Dish, INCLUDING THAT CAUSED BY LANDLORD'S NEGLIGENCE (UNLESS THE LOSS IN QUESTION WAS CAUSED BY LANDLORD'S SOLE OR GROSS NEGLIGENCE OR WILFUL MISCONDUCT). All work relating to the Satellite Dish shall, at Tenant's expense, be coordinated with Landlord's roofing contractor so as not to affect any warranty for the Building's roof.

          (b) EXCHANGE CLUB. Landlord shall cause the owner of the Exchange Club to waive the initiation fee for up to 40 memberships. The persons using such memberships shall be responsible for all dues and other charges relating thereto.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S

          OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

               DATED as of the date first written above.

                                 LANDLORD:

                                 C-W #5, LTD.
                                 By:   Trammell Crow Dallas Fort Worth, Inc.,
                                       its manager

                                       By: /s/ CHARLES A. ANDERSON
                                          ----------------------------------
                                       Name: Charles A. Anderson
                                            --------------------------------
                                       Title: Executive Vice President
                                             -------------------------------


                                 TENANT:

                                 CLARK/BARDES, INC.

                                 By: /s/ MELVIN TODD
                                    ----------------------------------------
                                 Name: Melvin Todd
                                      --------------------------------------
                                 Title: President & CEO
                                       -------------------------------------

                                22ND FLOOR PLAN


                                   Exhibit A

                                  The Premises

                                   Suite 2200

                           27,655 usable square feet

                           29,686 rental square feet

                                   EXHIBIT A



                                21ST FLOOR PLAN


                              The Additional Space

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls). No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

     4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

     5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord, which approval shall not be unreasonably withheld or delayed.

     11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

     14. No vending or dispensing machines of any kind may be maintained in any leased premises (other than for use by Tenant and its employees) without the prior written permission of Landlord.

     15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

                                   EXHIBIT C

                          OPERATING EXPENSE ESCALATOR


     1. Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("EXCESS") from time to time of Basic Cost per rentable square foot in the Building over the per-rentable-square-foot Basic Cost for the calendar year 1995 (the "EXPENSE STOP"). Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate an re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph 3 of this Exhibit when actual Basic Cost is available for each calendar year.

     2. For the purposes of this Exhibit, the term "BASIC COST" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:


          (a) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

          (b) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building;

          (c) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, in each case, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

          (d) Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants (including Tenant under Section 7.(b) of this Lease);

          (e) Cost of any insurance premiums and, except as provided below, costs incurred for insured losses that are within the deductible amounts under Landlord's insurance coverage.

          (f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, franchise taxes and other federal and state taxes on income (collectively, "TAXES"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

          (g) Cost of repairs, replacements (except as provided below), and general maintenance of the Building, other than repair, replacement (except as provided below), and general maintenance of the roof, foundation and exterior walls of the Building; and

          (h) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement (except as provided below), or security of the building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Building, other than capital improvements described in Section 2.(c) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like, as opposed to costs for physical renovations of common areas or other portions of the Building; (2) for repair, replacements and general maintenance paid by proceeds of insurance or condemnation awards or by Tenant or other third parties, and alterations attributable solely to tenants of the Building; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes); (7) for renovating or otherwise improving the Premises or space for other occupants of the Building or vacant space in the Building; (8) for federal or state income or franchise taxes imposed on or measured by the income of Landlord from the operation of the Building; (9) for which Landlord is entitled to be reimbursed by tenants of the Building other than pursuant to pass-through provisions similar to Section 4.(c) of this Lease and this Exhibit; (10) for advertising and promotional expenses; (11) incurred due to violation by Landlord of law (other than costs incurred to comply with laws hereafter in effect) or any of the terms and conditions of this Lease or any other lease relating to the Building; (12) for installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, or athletic or recreational club; (13) for salaries of officers and executives of Landlord other than the building's manager; (14) for any work or service performed for any tenant of the Building to a materially greater extent or in a materially more favorable manner than that furnished or offered generally to the tenants and other occupants (including Tenant); (15) for any work or service performed for any facility other than the Building; (16) for rental under any ground lease or other underlying lease; (17) for payments to any person or entity related to Landlord which are in excess of the amount which would have been paid in the absence of such relationship; (18) to correct violations by Landlord of any legal requirement that was in effect as of the date hereof, and to remove any hazardous materials installed by or on Landlord's behalf in the Building; (19) for acquiring artwork located in the Building, but the cost of insuring and maintaining such artwork shall be included in Basic Cost; (20) for repairing, replacing or otherwise correcting defects (but not costs of repair for normal wear and tear) in the design and construction of the improvements comprising the Building; and (21) for losses caused by the negligence or wilful misconduct of Landlord or its agents or contractors.

     3. The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in Section 4 of this Exhibit. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within 30 days after delivery of the Annual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

     4. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

     5. For purposes of calculating Excess, the maximum increase in the amount of Controllable Basic Cost (defined below) that may be included in calculating Excess for each calendar year after 1995 shall be limited to 6% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Basic Cost that may be included in the calculation of Excess for each calendar year after 1995 shall equal the product of the 1995 Controllable Basic Cost and the following percentages for the following calendar years: 106% for 1996; 112.36% for 1997; 119.10% for 1998; 126.25% for
1999; etc. "CONTROLLABLE BASIC COST" shall mean all Basic Cost which are within the reasonable control of Landlord; thus, excluding Taxes, insurance, and utilities.

     6. Tenant may, after giving Landlord 30-days' prior written notice thereof, inspect or audit Landlord's records relating to Electrical Costs and Basic Cost for 1995 and any periods of time within two years before the audit or inspection; however, no audit or inspection shall extend to periods of time before 1995. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $150 per hour of Landlord's or the Building manager's employee time devoted to such inspection or audit (up to $750, the "ADMINISTRATIVE CHARGE") to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the calculation of Electrical Costs and Basic Cost in an Annual Cost Statement for the time period in question is determined to be in error by more than 2% and, as a result thereof, Tenant paid more than the actual Electrical Costs and Excess due for such time period, in which case Landlord shall pay Tenant's actual reasonable audit cost and Tenant shall not be required to pay the Administrative Charge for such inspection or audit. Tenant may not conduct an inspection or have an audit performed more than once during or for any calendar year. If such inspection or audit reveals that an error was made in the Electrical Cost or Excess previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs for the year in question and for each year the same error was made, or Tenant shall pay to Landlord any underpayment of any such costs for the year in question and for each year the same error was made, as the case may be, within 30 days after notification thereof. Tenant shall maintain the results of each such audit and inspection confidential and shall not be permitted to use any third party (other than the accounting firm that is then engaged to perform Tenant's corporate accounting work or one of the big six accounting firms to perform such audit and inspection unless such third party is reasonably acceptable to Landlord and agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

                                   EXHIBIT D

                          TENANT FINISH WORK ALLOWANCE

     1. By noon January 16, 1995, Tenant shall provide to Landlord for its approval final working drawings, prepared by Interprise or another architect that has been approved by Landlord (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "WORK" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord (which shall not be unreasonably withheld or delayed), and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

     2. Landlord shall submit the Working Drawings and related bid-package information to up to five contractors reasonably acceptable to Tenant. The bid-package shall provide that the contractor shall enter into a contract with Landlord which shall contain, among other things, a liquidated damages provision for delays acceptable to Landlord. The contractor submitting the lowest, qualified bid shall be the contractor for the Work. All contractors and subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and (b) payment and performance bonds covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in substantial conformance with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

     3. If a delay in the performance of the Work occurs because of Tenant Delay Days, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Basic Rental and Tenant's share of Excess and Electrical Costs hereunder shall commence on the scheduled Commencement Date plus (a) the number of days of delay that are not Tenant Delay Days plus (b) up to, but not more than, five Tenant Delay Days. If the Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date, then the obligations of Landlord and Tenant shall continue in full force and Basic Rental and Tenant's share of Excess and Electrical Costs shall be abated until the date the Work would have been substantially completed but for the Tenant Delay Days, which date shall be the Commencement Date.

     4. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, the construction supervision fee, all of which costs are herein collectively called the "TOTAL CONSTRUCTION COSTS") in excess of the Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Allowance, and (b) pay to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Allowance. If the Work will not be substantially completed before the expiration of the first full calendar month after the approval of the Working Drawings and selection of a contractor, the remaining portion of such excess shall be payable in equal monthly installments on the first day of each month, beginning the first day of the second full calendar month after the date hereof, and on the substantial completion date. The monthly installments due on the first day of each month shall equal the portion of such excess divided by the number of scheduled payment dates (including the substantial completion date) from the date hereof through the estimated substantial completion date for the Work. Upon substantial completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the payments already made by Tenant, (2) the amount of the Allowance, and (3) the cost reasonably estimated by Landlord for completing all "punch list" items; finally, upon completion of the punch list items, Tenant shall pay to Landlord the costs incurred in completing the same.

        5. Landlord shall provide to Tenant a construction and moving allowance (the "ALLOWANCE") equal to $22.00 per rentable square foot in the Premises. If the Total Construction Costs and Moving Costs (defined below) are less than the amount described in previous sentence, then the difference may be offset against Basic Rental under this Lease as it accrues. "MOVING COSTS" shall mean the actual costs incurred by Tenant in moving to the Premises, for telephone system installation and cabling costs (but not the acquisition of equipment), and for replacement of stationery on hand before the move. Within ten days after the final Working Drawings are delivered to Landlord, Landlord shall pay from the Allowance the cost of preparing the space plans for the Premises and the Working Drawings.

        6. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

        7. To the extent not inconsistent with this Exhibit, Section 8.(a) of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

        8. Landlord shall use reasonable efforts to substantially complete the Work and tender the Premises to Tenant by noon on April 21, 1995; however, it shall have no liability if the Work is not substantially completed by that date. If the Work is not substantially completed by noon on April 28, 1995, plus the number of Tenant Delay Days in excess of five and as a result thereof and after using reasonable diligence Tenant is unable to move into the Premises by April 30, 1995, then Landlord shall pay to Tenant on the Commencement Date the amount obtained by performing the following calculation:

        (A - B) x C; where

        A = the amount Tenant paid for base rent and operating expenses under its lease for its current premises at 3811 Turtle Creek Boulevard, Suite 1200, Dallas, Texas (as the same may be increased in such lease because of Tenant's holdover) for the Reimbursement Period (defined below) divided by the number of days in the Reimbursement Period;

        B = the daily Rent payable by Tenant to Landlord under this Lease during the first year of the Term; and

        C = the number of days in the period (the "REIMBURSEMENT PERIOD") beginning on the later of April 28, 1995, plus the number of Tenant Delay Days in excess of five or May 1, 1995, and ending on the earliest of (a) if the Premises are tendered on a Saturday, the second Sunday following such date, (b) if the Premises are tendered on any other day, the following Sunday, or (c) the date Tenant moves into the Premises.

"TENANT DELAY DAYS" shall mean each day after January 16, 1995, that final, acceptable Working Days are not delivered to Landlord (if such Working Drawings are not delivered by noon on a business day, then they shall be deemed delivered on the next business day), and days of delay caused by (1) changes in the Working Drawings after final approval by Tenant and Landlord, (2) Tenant's failure to notify Landlord whether it approves or disapproves of a contractor within three business days, (3) any specification by Tenant of materials or installations which are not readily available or whose installation is materially more time consuming than Building-standard finish work, provided that Landlord promptly notifies Tenant thereof, and (4) the action or inaction of Tenant or its agents or contractors (the contractors described in Section 2 of this Exhibit are not Tenant's contractors). Tenant shall use all reasonable efforts to promptly move into the Premises after they are tendered to Tenant, but Tenant shall not be required to move on days other than Saturday or Sunday.

                                   EXHIBIT 3

                                    PARKING

     Tenant shall be permitted to use 18 vehicular parking spaces in the parking garage in the building (the "PARKING GARAGE") during the initial Term subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Garage. Tenant may from time to time elect for such spaces to be reserved or undesignated by delivering to Landlord prior written notice thereof; however, an election for reserved spaces shall be subject to the availability thereof when such election is made. Each election shall be effective as of the first day of the month following the date Landlord receives written notice of Tenant's election. Tenant initially elects to use four reserved spaces. The rates applicable to the parking spaces shall be the following amount for the following months of the Term:

===============================================================================
Months                         Reserved                         Undesignated
-------------------------------------------------------------------------------
1 - 36                          $110                              $0.00
-------------------------------------------------------------------------------
37-48                           $110                              $50
-------------------------------------------------------------------------------
49-72                           $195                              $75
-------------------------------------------------------------------------------
Renewal Term                    Market                            Market
================================================================================

Tenant shall be entitled to one additional parking space for each 2,000 rentable square feet that tenant hereafter leases in the Building, which parking spaces may be reserved or undesignated as Tenant may elect. If Tenant leases additional space in the building pursuant to the expansion option provided in Exhibit F, then the rate applicable to such parking spaces shall be as set forth above; otherwise, the rates shall be the then prevailing rates generally applicable in the Parking Garage for similar spaces.

     Tenant's employees may use the Parking Garage free of charge on the following days during the following time periods: on each of Monday, Tuesday, Wednesday, and Thursday from 4:30 p.m. until 6:00 a.m. the following day; and from 4:30 p.m. Friday through 6:00 a.m. Monday. Such use shall be subject to the terms, conditions and regulations as are from time to time applicable to patrons of the Parking Garage.

     If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces.

                                   EXHIBIT F

                                EXPANSION OPTION

     1. OPTION; EXERCISE. Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may lease up to 12,000 rentable square feet of additional space in the Building designated on Exhibit A as the "EXPANSION AREA" (herein so called). Tenant may exercise its option as to all of the Expansion Area or as to increments thereof containing at least 2,500 contiguous rentable square feet, provided that the remaining portion of the unleased Expansion Area contains at least 2,500 contiguous rentable square feet. Tenant may exercise this option by delivering written notice thereof to Landlord by October 1, 1997 (each, an "ELECTION NOTICE"), which notice shall specify the number of rentable square feet as to which Tenant is exercising the option.

     2. LOCATION. If Tenant delivers an Election Notice for less than all of the unleased portion of the Expansion Area, then Landlord may designate the location of the Expansion Area in question, provided that, if Tenant has previously leased Expansion Area, the space shall be contiguous to the previously leased Expansion Area. Additionally, Landlord may relocate the Expansion Area and the Additional Space under Exhibit G to a contiguous block of space of the same size on the 21st floor of the Building or the 23rd floor of the Building; however, after Tenant is occupying any portion of the Expansion Area or the Additional Space, then Landlord may not relocate the remaining Expansion Area or Additional Space unless it will be contiguous to, and on the same floor as, the Expansion Area or Additional Space occupied by Tenant.

     3. DELIVERY OF EXPANSION AREA. Within 30 days after Landlord receives an Election Notice, Landlord shall designate the date Landlord will deliver to Tenant the Expansion Area requested in the Election Notice in question, which date shall be the earlier of April 1, 1998, or the date such space is available for lease by Tenant (that is, unoccupied and not subject to a lease or other occupancy agreement); however, if the Election Notice is delivered during the period beginning September 1, 1997, and ending October 1, 1997, and Tenant specifies in such notice that it does not want the requested Expansion Area to be tendered before April 1, 1998, then Landlord shall deliver to Tenant such Expansion Area on April 1, 1998. The Expansion Area shall be delivered to Tenant in an as-is condition and, except as provided below, Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements in connection therewith.

     4. BASIC RENT; CONSTRUCTION ALLOWANCE. The Basic Rental rate shall be the then-effective Basic Rental rate set forth in the Basic Lease Information and will thereafter adjust when adjustments are made to the Basic Rental rate under the Basic Lease Information, and Landlord shall provide to Tenant a construction allowance equal to the product of (a) $21.00, (b) the number of rentable square feet in the Expansion Area in question, and (c) a fraction whose numerator is the number of full calendar months in the initial Term after Tenant's obligation to pay Basic Rental begins in respect of such Expansion Area and whose denominator is 72. Tenant shall begin paying Basic Rental and Tenant's share of Electrical Costs and Excess for the Expansion Area on the earlier of the date Tenant begins using such space in connection with its business operations or 90 days after Landlord tenders possession thereof to Tenant.

     5. AMENDMENT. Within 30 days after an Expansion Area is tendered to Tenant, Tenant and Landlord shall execute amendment to this Lease including the Expansion Area in question in the Premises on the same terms as this Lease, except the number of rentable square feet in the Premises shall increase by the number of rentable square feet in the Expansion Area, Tenant's Proportionate Share shall be adjusted accordingly, and the terms set forth in this Exhibit shall apply.

     6.   TERMINATION. Tenant's rights under this Exhibit shall terminate if
(a) this Lease or Tenant's right to possession of the Premises is terminated because of an Event of Default, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee), or (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof. Tenant's rights hereunder are not assignable to any party other than a Permitted Transferee of the entire Premises.

                                   EXHIBIT G

                      TENANT'S PREFERENTIAL RIGHT TO LEASE

     1. Landlord shall first offer to lease to Tenant the Expansion Area and the additional 3,000 rentable square feet of space designated on Exhibit A as the Additional Space (such space shall be collectively called the "ADDITIONAL SPACE" in this Exhibit) in an "as is" condition before leasing such space to third parties; such offer shall be in writing and specify the rent to be paid for the Additional Space and the date on which the Additional Space shall be included in the Premises (the "OFFER NOTICE"). Tenant shall notify Landlord in writing (an "EXERCISE NOTICE") whether Tenant elects to lease the entire Additional Space on the terms set forth in this Exhibit, within ten days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the same terms as this Lease except that (a) the rentable area of the Premises shall be increased by the rentable area in the Additional Space (and Tenant's Proportionate Share shall be adjusted accordingly), (b) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as provided in clause (d), (c) if Tenant will begin paying Basic Rental for the Additional Space in question after March 31, 1999, then the lease term for the Additional Space in question shall be that set forth in the Offer Notice, and
(d) the Basic Rental and the construction allowance shall be determined as follows:

          (1) if Tenant's obligation to pay Basic Rental for the Additional Space leased under this Exhibit begins before April 1, 1998, then the Basic Rental shall be the then-effective Basic Rental rate set forth in Basic Lease Information and will thereafter adjust when adjustments are made to the Basic Rental rate in accordance with the Basic Lease Information, and Landlord shall provide to Tenant a construction allowance equal to the product of (i) $21.00, (ii) the number of rentable square feet in the Additional Space in question, and (iii) a fraction whose numerator is the number of full calendar months in the initial Term after Tenant begins paying Basic Rental for the Additional Space and whose denominator is 72;

          (2) if Tenant's obligation to pay Basic Rental for the Additional Space leased under this Exhibit begins on or after April 1, 1998, then the Basic Rental rate and construction allowance shall be the amounts set forth in the Offer Notice (but Landlord shall not be required to provide construction allowance in the Offer Notice).

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to third parties subject to Tenant's rights under Exhibit F and on the following terms:

          (A) If the Offer Notice specifies a rent commencement date that is on or before March 31, 1998, then Landlord may lease the Additional Space in question on such terms as Landlord may elect;

          (B) If the Offer Notice specifies a rent commencement date that is after March 31, 1998, and before April 1, 1999, then Landlord may lease the Additional Space in question on such terms as Landlord may elect, provided that the economic terms set forth in any such third-party lease are not substantially more favorable than those which were offered to Tenant in the Offer Notice taking into account the duration of the lease term and the other terms thereof and of this Lease; and

          (C) If the Offer Notice is delivered on or after April 1, 1999, then Landlord may lease the Additional Space in question on such terms as Landlord may elect, provided that the rental rate set forth in any such third-party lease is not substantially more favorable than that which is offered to Tenant, regardless of the other terms set forth in the third-party lease.

If Landlord fails to enter into a lease for any Additional Space set forth in an Offer Notice as provided above within six months after the delivery of the Offer Notice for such space, then Landlord must offer such space to Tenant under this Exhibit before leasing such space to another party. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises.

     2. Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated because of an Event of Default or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee). Tenant's rights hereunder are not assignable to any party other than a Permitted Transferee of the entire Premises.

                                   EXHIBIT H

                                EXTENSION OPTION

     Provided no Event of Default exists, Tenant may renew this Lease for one additional period of five years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof (an "EXERCISE NOTICE") to Landlord not later than 13 months before the expiration of the Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

          (a) The Basic Rental payable for each month during the extended Term shall be the Fair Market Rental Rate as determined in accordance with
     Exhibit I;

          (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; however, this will be taken into account in determining the Fair Market Rental Rate.

     If Landlord and Tenant are unable to agree upon the Fair Market Rental Rate for the extended Term, the determination of the Fair Market Rental Rate is submitted to an appraiser under Exhibit I, and Tenant's assessment of the Fair Market Rental Rate is not selected by the appraiser, then Tenant may elect to rescind its election to extend the Term by delivering to Landlord written notice thereof at least 11 months before the expiration of the term. Time is of the essence with regard to the delivery of such notice.

     Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's rights to possession of the Premises is terminated because of an Event of Default, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee), or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof. Tenant's rights hereunder are not assignable to any party other than a Permitted Transferee of the entire Premises.

                                   EXHIBIT I

                            FAIR MARKET RENTAL RATE

     1. DEFINITION. The term "FAIR MARKET RENTAL RATE" shall mean the market rental rate for the time period such determination is being made for office space in office buildings in the CBD of comparable age, quality and condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of term; expense stops; and construction allowances and other Tenant concessions or lack thereof.

     2. DETERMINATION. Landlord shall deliver to Tenant notice confirming the Fair Market Rental Rate (the "FMRR NOTICE") for the extended Term within 20 days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate specified in a FMRR Notice, then it shall so notify Landlord in writing within ten days after delivery of such FMRR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord written notice that it disagrees with Landlord's assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If
Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten days after Tenant notifies Landlord of its disagreement with Landlord's assessment thereof, then (within the next ten days) Landlord and Tenant shall jointly appoint an independent real estate appraiser with at least five-year's commercial real estate appraisal experience in the CBD market and submit their respective assessments of the Fair Market Rental Rate to the appraiser. If the parties are unable to agree on an independent real estate appraiser, then either party may apply to any District Court in Dallas County, Texas to appoint an appraiser having the qualifications described in the previous sentence, in which case the date that Tenant may exercise its rescission election under Exhibit H shall be extended for up to 15 additional days. The appraisers shall then, within ten days after his designation, select the assessment (i.e., either Landlord's or Tenant's) that is closest to his determination of the Fair Market Rental Rate, which assessment shall then be the Fair Market Rental Rate for the extended Term. The party whose assessment was not chosen by the appraiser shall pay the fees and expenses of the appraiser.



                                      I-1